POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby constitutes and appoints each of Chad Doellinger, Marie Ly, Andria Iles and Amy Hung signing singly and with full power of substitution and re-substitution, as the undersigned's true and lawful attorney-in-fact to:

         1. obtain credentials (including codes or passwords) enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission (the "SEC"), including as necessary to prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC a Form
  ID, including amendments thereto, and any other document necessary or appropriate to obtain codes or passwords enabling the undersigned to make electronic filings with the SEC via the Electronic Data Gathering and Retrieval ("EDGAR") system of reports required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC;

         2. act as account administrator for the undersigned's EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of Filer's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

         3. execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or officer of CBRE Group, Inc. (the "Company"), Forms
  3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and rules thereunder;

         4. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any securities exchange or similar authority; and

         5. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned also ratifies hereby any action previously taken by each attorney-in-fact that would have been authorized by this power of attorney if it had been in effect at the time such action was taken. The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with the requirements of the Exchange Act or the Securities Act, including Section 16 of the Exchange Act.

       This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or its subsidiaries.


       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 18, 2026.

                                              /s/ Anuj Kadyan
                                              ---------------------------------
                                             Anuj Kadyan

      NOTARIZED: /s/ Bree Blais, Notary Public, State of Texas